                                                                     EXHIBIT 4.2


                             GADZOOX NETWORKS, INC.








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                           FIRST AMENDED AND RESTATED

                  REGISTRATION AND INFORMATION RIGHTS AGREEMENT

                                OCTOBER 12, 1998


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
                                TABLE OF CONTENTS

                                                                                              PAGE

 SECTION 1  Definitions..........................................................................2

 SECTION 2  Registration Rights..................................................................4
      2.1    Requested Registration..............................................................4
      2.2    Company Registration................................................................6
      2.3    Registration on Form S-3............................................................7
      2.4    Limitations on Subsequent Registration Rights.......................................8
      2.5    Expenses of Registration............................................................8
      2.6    Obligations of the Company..........................................................8
      2.7    Indemnification.....................................................................9
      2.8    Information by Holder..............................................................11
      2.9    Rule 144 Reporting.................................................................11
      2.10   Transfer of Registration Rights....................................................12
      2.11   Stand-off Agreement................................................................12
      2.12   Termination of Registration Rights.................................................12

 SECTION 3  Restrictions on Transferability of Securities; Compliance with Securities Act;
      Registration Rights.......................................................................13
      3.1    Restrictions on Transfer...........................................................13
      3.2    Restrictive Legend.................................................................13
      3.3    Notice of Proposed Transfers.......................................................13

 SECTION 4  Affirmative Covenants of the Company................................................14
      4.1    Financial Information..............................................................14
      4.2    Additional Information.............................................................14
      4.3    Rights of Inspection...............................................................15
      4.4    Assignment of Rights to Financial Information......................................15
      4.5    Board of Directors.................................................................15
      4.6    Market Standoff Agreements.........................................................16
      4.7    Termination of Covenants...........................................................16

 SECTION 5  Miscellaneous.......................................................................16
      5.1    Governing Law......................................................................16
      5.2    Successors and Assigns.............................................................16
      5.3    Entire Agreement; Amendment........................................................16
      5.4    Prior Agreement; Waiver and Termination............................................16
      5.5    Notices, etc.......................................................................17
      5.6    Counterparts.......................................................................17
      5.7    Severability.......................................................................17
      5.8    Titles and Subtitles...............................................................17
      5.9    Share Numbers......................................................................17

EXHIBIT

    A Schedule of Holders and the shares of Gadzoox Networks, Inc. owned by each Holder

                             GADZOOX NETWORKS, INC.

                           FIRST AMENDED AND RESTATED
                  REGISTRATION AND INFORMATION RIGHTS AGREEMENT


        This First Amended and Restated Registration and Information Rights Agreement is made as of October 12, 1998, (the "Agreement") by and among (1) Gadzoox Networks, Inc., a Delaware corporation having its principal executive offices at 6840 Via Del Oro, San Jose, California 95119 (the "Company"); (2) the persons and entities listed on Exhibit A (the "Series A Holders") to that certain Series A Preferred and Common Stock Purchase Agreement dated May 12, 1992 (the "Series A Agreement"); (3) the persons and entities listed on Exhibit A (the "Series B Holders") to that certain Series B Preferred Stock Purchase Agreement dated December 28, 1993 (the "Series B Agreement"); (4) the persons and entities listed on Exhibit A (the "Series C Holders") to that certain Series C Preferred Stock Purchase Agreement dated January 9, 1995; (5) the persons and entities listed on Exhibit A (the "Series D Holders") to that certain Series D Preferred Stock Purchase Agreement dated January 12, 1996 (the "Series D Agreement"); (6) the persons and entities listed on Exhibit A (the "Series E Holders") to that certain Series E Preferred Stock Purchase Agreement dated September 5, 1996 (the "Series E Agreement"); (7) Seagate Technology, Inc., a Delaware corporation (the "Series F Holder" and the "Series G Holder" and collectively with the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders, the "Prior Holders"), that is the purchaser of Series F Preferred Stock pursuant to that certain Series F Preferred Stock Purchase Agreement dated May 21, 1997 (the "Series F Agreement") and the purchaser of Series G Preferred Stock pursuant to that certain Series G Preferred Stock Purchase Agreement dated June 16, 1998 (the "Series G Agreement"), and upon conversion of certain convertible promissory notes (the "Notes") pursuant to the Note Purchase Agreement dated September 18, 1998 (the "Note Purchase Agreement"); and (8) 3Com Corporation, a Delaware corporation (the "Series H Holder" and collectively, with the Prior Holders, the "Preferred Holders"), that is the purchaser of Series H Preferred Stock pursuant to that certain Series H Preferred Stock Purchase Agreement of even date herewith (the "Series H Agreement"). This Agreement amends in its entirety and supersedes in all respects the Registration and Information Rights Agreement dated September 18, 1998 among the Company, the Prior Holders (the "Prior Registration Rights Agreement").

        WHEREAS, the Company has agreed to grant to the Series H Holder certain registration rights and certain information rights on a pari passu basis with the rights granted to the Prior Holders under the Prior Registration Rights Agreement, which rights are being granted pursuant to this Agreement; and

        WHEREAS, in order to induce 3Com Corporation to purchase the shares of Series H Preferred Stock pursuant to the Series H Agreement, the Prior Holders desire to amend and replace the Prior Registration Rights Agreement with this Agreement and to include the Series H Holder hereunder.

        NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


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
                                    SECTION 1

                                   Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Conversion Stock" shall mean the Common Stock issued or issuable pursuant to conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred or Series H Preferred.

        "Holders" shall mean any investor holding Registrable Securities and any holder of Registrable Securities to whom the rights granted under Section 2 have been transferred in accordance with Section 2.10 hereof.

        "Initiating Holders" shall mean the Holders or transferees of the Holders under Section 2.10 hereof who, in the aggregate, are Holders of at least fifty percent (50%) of the Registrable Securities.

        "Preferred Stock" shall mean the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred.

        "Registrable Securities" means (i) the Conversion Stock, (ii) the Common Stock issued to the Holders pursuant to the Series A Agreement, and (iii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Preferred Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred Stock; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Securities if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, (C) (1) such securities are held by a Holder who then holds less than one percent (1%) of the then outstanding Common Stock of the Company (determined on the basis of assumed conversion of all securities convertible into Common Stock), (2) the Company has previously consummated an initial public offering and (3) the shares are available for sale, in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale or (D) (1) such securities are held by a Holder who then holds two percent (2%) or less of the then outstanding Common Stock of the Company (determined on the basis of assumed conversion of all securities convertible into Common Stock), (2) the Company has previously consummated an


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initial public offering and (3) such Holder may sell such securities under Rule
144(k) of the Securities Act.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, normal audit expenses (but not including the expense of any special audits incident to or required by any such registration where the Company is not registering any of its securities, excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

        "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3.2 of this Agreement.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

        "Series A Preferred" shall mean the Series A Preferred Stock issued pursuant to the Series A Agreement.

        "Series B Preferred" shall mean the Series B Preferred Stock issued pursuant to the Series B Agreement.

        "Series C Preferred" shall mean the Series C Preferred Stock issued pursuant to the Series C Agreement.

        "Series D Preferred" shall mean the Series D Preferred Stock issued pursuant to the Series D Agreement.

        "Series E Preferred" shall mean the Series E Preferred Stock issued pursuant to the Series E Agreement.

        "Series F Preferred" shall mean the Series F Preferred Stock issued pursuant to the Series F Agreement.

        "Series G Preferred" shall mean the Series G Preferred Stock issued pursuant to the Series G Agreement and issuable upon conversion of the Notes pursuant to the Note Purchase Agreement.


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
        "Series H Preferred" shall mean the Series H Preferred Stock issued pursuant to the Series H Agreement.


                                    SECTION 2

                               Registration Rights

        2.1     REQUESTED REGISTRATION.

                (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than twenty percent (20%) of the shares of Registrable Securities then held by such Initiating Holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such shares, net of underwriting discounts and commissions, would exceed $2,000,000), the Company will:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders and

                        (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

                Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                                (A)     In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                (B)     Prior to July 31, 2000 or within six (6)
months after the effective date of a registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act;

                                (C)     After the Company has effected two such
registrations pursuant to this Section 2.1 (a), and such registrations have been declared or ordered effective; or

                                (D)     If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12) month period.

                Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.1 hereof and the Company shall include such information in the written notice referred to in Section 2.1(a)(i) above. In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such offering. The Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

                If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

                If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        2.2     COMPANY REGISTRATION.

                (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                        (i) promptly give to each Holder written notice thereof, and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company by any Holder.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

                All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. In such event, the managing underwriter shall first limit or exclude up to all of the securities of holders (other than Holders) proposing to distribute their securities through such underwriting to be included in such registration and may thereafter limit the Registrable Securities to be included in such registration to not less than ten percent (10%) of the total value of the securities to be distributed through such registration and underwriting, provided, however, that the managing underwriter may exclude up to all of the Registrable Securities to be included in the first firm commitment underwritten public offering of shares of Common Stock of the Company. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders and thereafter to other holders, all such allocations among Holders and among other holders respectively, being made in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Common Stock held by such Holders and other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares.

                If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        2.3     REGISTRATION ON FORM S-3.

                (a) If any Holder or Holders who, in the aggregate, are Holders of at least twenty- five percent (25%) of the Registrable Securities, request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 2.3 in any 12-month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder of Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 2.2(b) shall be applicable to each registration initiated under this Section 2.3.

                (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3, (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or to an employee benefit plan); (iii) within six (6) months after the effective date of a registration statement relating to an underwritten public offering of the Company's securities filed under the Securities Act or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred eighty (180) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company will not exercise such right more than once in any twelve (12) month period.

        2.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new holder or prospective holder receives such rights by becoming a party to this Agreement and this Agreement is amended in accordance with Section 6.3 to make such holder or prospective holder a party hereto; or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted to each Holder hereunder.

        2.5     EXPENSES OF REGISTRATION.

                (a) All Registration Expenses, including the reasonable fees and expenses of one counsel to the Holders of securities being registered, incurred in connection with (i) the two registrations pursuant to Section 2.1,
(ii) all registrations pursuant to Section 2.2 and (iii) two registrations pursuant to Section 2.3, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities and the Company, if it registers securities on its behalf as part of such registration, pro rata on the basis of the number of shares so registered.

                (b) All Registration Expenses and Selling Expenses incurred in connection with the third and subsequent registrations pursuant to Section
2.3 shall be borne pro rata by the Holder or Holders requesting the registration on Form S-3, according to the number of Registerable Securities included in such registration.

                (c) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3, the request for which is subsequently withdrawn by the Initiating Holders for reasons other than a material adverse change in the business or financial condition of the Company occurring prior to the effectiveness of such registration statement, in which case, such expenses shall be borne by the Holders of Registrable Securities requesting such withdrawal, pro rata on the basis of the number of shares of Registrable Securities so included in the registration request unless the Holders of a majority of Registrable Securities agree (i) to forfeit their right to one requested registration pursuant to Section 2.1 in which event such right shall be forfeited by all Holders or (ii) if such rights under Section 2.1 have been exhausted, to forfeit their right to have the Company pay the registration expenses of one registration under Section 2.3.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        2.7     INDEMNIFICATION.

                (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, each person controlling such Holder, within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. Further, to the extent permitted by law, the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder.

                (c)     Each party entitled to indemnification under this
Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party, which consent shall not be unreasonably withheld.

                (d) Each Holder agrees that in the event the Company enters into an underwriting agreement in connection with a registration under Section 2.1, 2.2 or 2.3, which contains indemnification provisions, such indemnification provisions shall supersede in all respects the provisions of Sections 2.7(a), 2.7(b) and 2.7(c) hereof.

        2.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

        2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements).

                (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        2.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee, reasonably acceptable to the Company, in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and (ii) such assignee or transferee acquires the lesser of 200,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, recapitalizations and the like) or all of the shares of Registrable Securities held by a Holder . Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner, or retired partner, or to the estate of any of its partners or retired partners of a Holder, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

        2.11 STAND-OFF AGREEMENT. Each Holder agrees, in connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, to not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) or other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be reasonably requested by the underwriters and to enter into an agreement with the underwriter, which agreement shall be in form and substance satisfactory to such underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) or other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be reasonably requested by the underwriters; provided, however, that all other holders of one percent (1%) or more of the Company's outstanding securities and the officers and directors of the Company who own securities of the Company also agree to substantially the same such restrictions. The shares held by all constituent partners of any entity holding registration rights hereunder shall be aggregated in determining whether such one percent (1%) threshold is met, and all such constituent partners shall be bound by this stand-off agreement.

        2.12 TERMINATION OF REGISTRATION RIGHTS. The Registration Rights granted in this Section 2 shall terminate five (5) years from the date the Company consummates an initial public offering.

                                    SECTION 3

                 Restrictions on Transferability of Securities;
               Compliance with Securities Act; Registration Rights

        3.1 RESTRICTIONS ON TRANSFER. The Preferred Stock will be subject to the restrictions on transfers set forth in Section 3 hereof. Holders will cause any proposed transferee of the Shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 3.

        3.2 RESTRICTIVE LEGEND. Each certificate representing (i) the Shares purchased, (ii) shares of Conversion Stock and (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any Stock split, Stock dividend, recapitalization, merger, consolidation or similar event, shall be (unless otherwise permitted by the provisions of Section 3.3 below) stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION.

        3.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Preferred Stock or Conversion Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed transfer of any Preferred Stock or Conversion Stock unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Preferred Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Preferred Stock or Conversion Shares shall be entitled to transfer such Preferred Stock in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Preferred Stock or Conversion Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the foregoing, any Preferred Stock or Conversion Stock may be transferred to any constituent partner, or retired partner, or to the estate of any of its partners or retired partners of a Holder, without compliance with this Section 3.3, provided however, that each certificate evidencing the Preferred Stock or Conversion Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.


                                    SECTION 4

                      Affirmative Covenants of the Company

        The Company hereby covenants and agrees as follows:

        4.1 FINANCIAL INFORMATION. As long as a Holder is a holder of at least 1,000,000 shares of the Preferred Stock or the Conversion Stock or a combination thereof (as appropriately adjusted for all stock splits, dividends, subdivisions, combinations, recapitalizations and the like), the Company will mail to each such Holder:

                (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the current fiscal year), all in reasonable detail and audited by independent public accountants of national standing selected by the Company and approved by the Board of Directors.

                (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

        4.2 ADDITIONAL INFORMATION. As long as a Holder holds not less than 1,000,000 shares of Preferred Stock or Conversion Stock or a combination thereof (as appropriately adjusted for all stock splits, dividends, subdivisions, combinations, recapitalizations and the like), the Company will deliver or provide to such Holder (i) as soon as practicable after the end of each month and in any event within twenty (20) business days thereafter, an unaudited consolidated balance sheet and statement of income of the Company and its subsidiaries, showing comparative data against the Company's annual financial business plan, (ii) an annual financial and business plan for the Company as soon as it is available and in any event within ninety (90) days after the commencement of each fiscal year,
(iii) written notice of any transaction or other event which, in the opinion of the officers of the Company, may have a material effect on the financial or business condition of the Company and (iv) with reasonable promptness, such other information and data, including access to books and records of the Company and its subsidiaries, as any such holder may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential information, or any information that is classified by any government agency. For the purposes of meeting the minimum number of shares required by this Section 4.2, shares held by any constituent partner or affiliated person or entity of a Holder shall be deemed to be held by such Holder; provided, however, that the Company can satisfy its obligations pursuant to this Section 4.2 (or pursuant to Section 4.3 below), to any such Holder who would not meet the required minimum number of shares absent the aggregation of share holdings permitted by this sentence, by providing the information required by this Section 4.2 (or the rights of inspection established by Section 4.3) to a representative of each set of constituent partners and affiliated persons and entities who so aggregate share holdings.

        4.3 RIGHTS OF INSPECTION. For so long as a Holder is eligible to receive reports under Section 4.2, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries and to discuss their affairs, finances and accounts with their officers, all at such reasonable times and as often as may be reasonably requested; provided that the Company or any subsidiary shall not be required at any time to disclose any manufacturing or trade secret or secret process or other data the disclosure of which the Company reasonably believes may adversely affect its business, and provided, further, that the Company or any subsidiary shall not be required at any time to disclose any customer data to any Holder engaged in a business reasonably similar to the business in which the Company or any of its subsidiaries is engaged at such time, and provided, further, that the Company or any subsidiary shall not be required at any time to disclose any information or data that is classified by any governmental agency.

        4.4 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Sections 4.1, 4.2 and 4.3 may not be assigned or otherwise conveyed by any Holder or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that any Holder may assign such rights, after giving notice to the Company, to any transferee, who acquires at least 1,000,000 shares of Preferred Stock, Conversion Stock or a combination thereof (as appropriately adjusted for all stock splits, dividends, subdivisions, combinations, recapitalizations and the like) provided such transferee is not (1) a competitor of the Company or (2) a company engaged in a reasonably similar business.

        4.5     BOARD OF DIRECTORS.

                (a) For so long as Dynamics Technology, Inc. holds not less than 250,000 shares, of the Company's Series C Preferred or Conversion Stock or a combination thereof (adjusted for stock splits, dividends, subdivisions, combinations, recapitalizations and the like), the Company shall use its best efforts to cause the representative designated by the Series C Holders to be nominated for election to the Company's Board of Directors at each meeting of shareholders at which directors are elected.

                (b) The Holders (other than the Holders of the Series E Preferred Stock) and the Company shall use their best efforts to cause the Chief Executive Officer of the Company to be elected to serve as a member of the Company's Board of Directors at each meeting of shareholders at which directors are elected.

        4.6 MARKET STANDOFF AGREEMENTS. The Company will require that all current and future purchasers of the Company Common Stock or Preferred Stock will execute a market standoff agreement with terms substantially similar to the provisions of Section 2.11 hereof.

        4.7 TERMINATION OF COVENANTS. The covenants set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 shall terminate and be of no further force or effect at such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


                                    SECTION 5

                                  Miscellaneous

        5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California.

        5.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        5.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify, amend or terminate on behalf of all holders, this Agreement or any terms or provisions hereof.

        5.4 PRIOR AGREEMENT; WAIVER AND TERMINATION. This Agreement supersedes and replaces the Prior Registration Rights Agreement in its entirety, and such Prior Registration Rights Agreement shall be of no further force or effect upon execution of this Agreement by the Company and the Holders, subject to limitations on termination for each Prior Holder set forth in Section 5.3 of the Prior Registration Rights Agreement.

        5.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last Holder of such shares who has so furnished an address to the Company or (b) if to the Company, one copy should be sent to its address set forth above and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the holders of Registrable Securities.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (a) when delivered if delivered personally or by messenger, or, (b) if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        5.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        5.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        5.9 SHARE NUMBERS. All share numbers stated herein reflect the two-for-one stock split effected by the Company in May 1997.

        The foregoing agreement is hereby executed as of the date first above written.

                                   "COMPANY"

                                   GADZOOX NETWORKS, INC.
                                   a Delaware corporation

                                   By:__________________________________________

                                   Title:_______________________________________

                                   "HOLDERS"

                                   PREFERRED STOCKHOLDERS:

                                   The Linda Wei-Lee Chang Trust

                                   By:__________________________________________

                                   Its:_________________________________________

                                   The Michael Minhall Chang Trust

                                   By:__________________________________________

                                   Title:_______________________________________

                                   David C. Munson and Magdalene G.
                                   Munson TTEES FBO Munson
                                   Revocable Trust U/A dtd 2/9/90

                                   By:__________________________________________

                                   Its:_________________________________________

                                   Tony Hsu & Lily Pao Hsu, TTEES
                                   Tony & Lily Hsu Family Trust
                                   U/A/D 11/8/89

                                   By:__________________________________________

                                   Its:_________________________________________


        [Signature page - Registration and Information Rights Agreement]

                                   TransCorp Pension Service
                                   Incorporated IRA Cust FBO
                                   David Carl Munson A/C #IRZ-6132-OT

                                   By:__________________________________________

                                   Its:_________________________________________


                                   _____________________________________________
                                         Lin Lee and Yeelean Lee

                                   Dynamics Technology, Inc.

                                   By:__________________________________________

                                   Its:_________________________________________

                                   John Kensey, TTEE of the Avalon
                                   Capital Corporation Defined Benefit
                                   Pension Plan

                                   By:__________________________________________

                                   Its:_________________________________________

                                   John Kensey, TTEE of the John P. and Susan S. Kensey Family Trust, U/T/D dtd 2/12/87

                                   By:__________________________________________

                                   Its:_________________________________________


                                   _____________________________________________
                                          Scott Silfvast


                                   _____________________________________________
                                          Milton Chang


        [Signature page - Registration and Information Rights Agreement]

                                   Bradford C. O'Brien and Judith
                                   Mayer O'Brien, TTEES of the O'Brien
                                   Family Trust, U/D/T 7/1/92

                                   By:__________________________________________

                                   Its:_________________________________________


                                   WS Investment Co. 95B

                                   By:__________________________________________

                                   Its:_________________________________________


                                   John J. Gottsman, TTEE of the John J.
                                   Gottsman Trust, U/D/T dtd 8/15/95

                                   By:__________________________________________

                                   Its:_________________________________________


                                   _____________________________________________
                                          Luis Villalobos


                                   Tom A. Kelley, TTEE, Thomas A.
                                   Kelley & Associates PSMPP U/A
                                   dtd 7/07/71

                                   By:__________________________________________

                                   Its:_________________________________________


                                   _____________________________________________
                                          Kenneth J. Sickler


        [Signature page - Registration and Information Rights Agreement]

                                   New Enterprise Associates VI,
                                   Limited Partnership
                                   By:  NEA Partners VI, General Partner
                                           Its General Partner


                                   _____________________________________________

                                   NEA Presidents Fund, L.P.
                                   By:  NEA Partners VI, General Partner
                                           Its General Partner


                                   _____________________________________________


                                   NEA Ventures 1996, L.P.

                                   By:__________________________________________

                                   Its:  Vice President
                                       -----------------------------------------


                                   ONSET Enterprise Associates II, L.P.

                                   By:__________________________________________

                                   Its:_________________________________________


                                   Henry C. Pao & Deborah Y. Pao,
                                   TTEES for their Trust dtd 10/4/83

                                   By:__________________________________________

                                   Its:_________________________________________


                                   _____________________________________________
                                         Yunni Pao


        [Signature page - Registration and Information Rights Agreement]

                                   SEAGATE TECHNOLOGY, INC.

                                   By:__________________________________________

                                   Its:_________________________________________



                                   3COM CORPORATION

                                   By:__________________________________________

                                   Its:_________________________________________


        [Signature page - Registration and Information Rights Agreement]

                             GADZOOK NETWORKS, INC.
                     SHARES SUBJECT TO REGISTRATION RIGHTS

                                     COMMON      SERIES A     SERIES B     SERIES C     SERIES D
                                     STOCK
                                     ------      --------     --------     --------     --------
3 Com Corporation
The Savage/Black Living Trust      1,482,964
Linda Wei-Lee Chang Trust            180,000      220,000      111,000       89,000
Milton Chang                                                                             946,388
Michael Minhall Chang Trust          180,000      220,000      111,000       89,000
David Chu                            223,400
Dynamics Technology, Inc.                                                   909,090      670,116
John J. Gottsman Trust                                                                    28,506
Tony & Lily Hsu Family Trust                      100,000      132,000       45,454       90,676
Thomas A. Kelley & Associates                                                             10,000
Kensey Family Trust                                                          91,818      202,702
John Kensey, Avalon Capital
Lin Lee and Yeelean Lee                                                      90,910      137,090
Munson Revocable Trust                             17,416
NEA Presidents Fund
New Enterprise Associates
NEA Ventures 1996, L.P.
O'Brien Family Trust                                                                       7,538
Onset Enterprise Associates
Henry C. Pao
Yunni Pao
Seagate Technology                                184,600                    90,000      252,784
Kenneth J. Sickler
Scott Silvfast                                                               45,454       33,784
Thomas M. Tobin                      960,000
Transcorp Pension                                              174,000                   123,800
Luis Villalobos                                                                          154,090
WS Investment Co.                                                                         18,244
Total                              3,026,364      742,016      528,000    1,450,726    2,675,718



                                      SERIES E     SERIES F     SERIES G     SERIES H        TOTAL
                                      --------     --------     --------     --------        -----
3 Com Corporation                                                             784,314        784,314
The Savage/Black Living Trust                                                              1,482,964
Linda Wei-Lee Chang Trust                                                                    600,000
Milton Chang                           277,778                                             1,224,166
Michael Minhall Chang Trust                                                                  600,000
David Chu                                                                                    223,400
Dynamics Technology, Inc.                                                                  1,579,206
John J. Gottsman Trust                                                                        28,506
Tony & Lily Hsu Family Trust            55,556                                               423,686
Thomas A. Kelley & Associates           11,112                                                21,112
Kensey Family Trust                     45,000                                               339,520
John Kensey, Avalon Capital             15,000                                                15,000
Lin Lee and Yeelean Lee                                                                      228,000
Munson Revocable Trust                 121,000                                               136,416
NEA Presidents Fund                     41,666                                                41,666
New Enterprise Associates            1,944,446                                             1,944,446
NEA Ventures 1996, L.P.                  2,778                                                 2,778
O'Brien Family Trust                     5,556                                                13,094
Onset Enterprise Associates          1,388,888                                             1,388,888
Henry C. Pao                           138,890                                               138,890
Yunni Pao                               33,890                                                33,890
Seagate Technology                     333,106    2,092,234      895,263                   3,847,987
Kenneth J. Sickler                      15,238                                                15,238
Scott Silvfast                                                                                79,238
Thomas M. Tobin                                                                              960,000
Transcorp Pension                                                                            297,800
Luis Villalobos                          2,000                                               156,090
WS Investment Co.                                                                             18,244
Total                                4,431,904    2,092,234      895,263      784,314     16,626,539
